                                 SCHEDULE 14A
                                (RULE 14a-101)

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                           ADVANCED MAGNETICS, INC.
                (Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    4) Proposed maximum aggregate value of transaction:

       Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                           ADVANCED MAGNETICS, INC.
                               61 MOONEY STREET
                        CAMBRIDGE, MASSACHUSETTS 02138

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON FEBRUARY 6, 1996
                           ------------------------

     The Annual Meeting of Stockholders of Advanced Magnetics, Inc. (the "Company") will be held at the offices of the Company, 61 Mooney Street, Cambridge, Massachusetts 02138 on Tuesday, February 6, 1996 at 10:00 a.m., local time, to consider and act upon the following matters:

     1.  To elect seven directors to serve for the ensuing year.

     2. To ratify the selection by the Company's Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent accountants for the 1996 fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on December 8, 1995 will be entitled to vote at the meeting or any adjournment thereof. A list of the stockholders of record entitled to vote shall be available for inspection at the principal office of the Company for ten days prior to the Annual Meeting. The stock transfer books of the Company will remain open.

                                            By Order of the Board of Directors

                                            MARLENE KAPLAN GOLDSTEIN,
                                            Secretary


Cambridge, Massachusetts
December 28, 1995



     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                           ADVANCED MAGNETICS, INC.
                               61 MOONEY STREET
                        CAMBRIDGE, MASSACHUSETTS 02138

            PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON FEBRUARY 6, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Magnetics, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the offices of the Company at 61 Mooney Street, Cambridge, Massachusetts 02138, on Tuesday, February 6, 1996 and at any adjournment of the Annual Meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Secretary of the Company.

     December 8, 1995 was the record date for the determination of stockholders entitled to vote at the meeting. On that date, there were an aggregate of 6,754,328 shares of Common Stock of the Company outstanding and entitled to vote. Each share is entitled to one vote.

     The Company's Annual Report for fiscal 1995 was mailed to the stockholders with the mailing of this Notice of Meeting and Proxy Statement on or about December 28, 1995.

VOTES REQUIRED

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented, and voting, at the meeting is required for all other matters being submitted to stockholders at the meeting. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included. Votes will be tabulated by The First National Bank of Boston as Transfer Agent/Registrar.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information, as of December 8, 1995, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the chief executive officer and each other executive officer of the Company as of September 30, 1995 whose annual compensation exceeded $100,000, and (iii) all directors and officers of the Company as a group:

                                                                      PERCENTAGE OF
          NAME AND ADDRESS                                NUMBER OF    COMMON STOCK
          OF BENEFICIAL OWNER(1)                           SHARES      OUTSTANDING
          -----------------------                       ----------   --------------
          Jerome Goldstein(2)(3).......................    690,422       10.2%
          Marlene Kaplan Goldstein(2)(3)...............    683,137       10.1%
          Eiken Chemical Co., Ltd......................    375,000        5.6%
            1-33-8 Hongo
            Bunkyo-Ku
            Tokyo, Japan
          Lee Josephson, Ph.D.(4)......................    157,980        2.3%
          Paula M. Jacobs, Ph.D.(5)....................     23,697        *
          Jerome M. Lewis(6)...........................     12,767        *
          Leonard M. Baum (7)..........................      5,000        *
          All directors and executive officers as a
            group (14 persons)(8)......................  2,294,926       33.3%

---------------

  * Less than 1%.

(1) Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed and the address of each stockholder is: c/o Advanced Magnetics, Inc., 61 Mooney Street, Cambridge, Massachusetts 02138.

(2) Jerome Goldstein and Marlene Kaplan Goldstein are husband and wife, and each disclaims control or beneficial ownership of shares held by the other.

(3) Includes 7,500 shares issuable to Jerome Goldstein pursuant to options exercisable on or before February 6, 1996 and 14,500 shares held by the Kaplan Goldstein Family Foundation, a charitable foundation whose trustees are Jerome Goldstein, Marlene Kaplan Goldstein and their two adult children. Excludes 124,930 shares held by the children of Jerome Goldstein and Marlene Kaplan Goldstein, as to which shares each of Jerome Goldstein and Marlene Kaplan Goldstein disclaims beneficial ownership.

(4) Includes 7,500 shares issuable to Dr. Josephson pursuant to options exercisable on or before February 6, 1996. Excludes 16,074 shares, as to which shares Dr. Josephson disclaims beneficial ownership, held by the children of Dr. Josephson.

(5) Includes 12,750 shares issuable to Dr. Jacobs pursuant to options exercisable on or before February 6, 1996 and 2,443 shares held in custodial accounts for her children.

(6) Includes 9,940 shares issuable to Dr. Lewis pursuant to options exercisable on or before February 6, 1996.

(7) Includes 5,000 shares issuable to Mr. Baum pursuant to options exercisable on or before February 6, 1996.

(8) Includes 81,193 shares held in family trusts and custodial accounts for various directors' and officers' children and 146,940 shares issuable under options exercisable on or before February 6, 1996.


                            ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, all of whom are now directors of the Company, unless authority to vote for the election of any or all of the directors is withheld by marking the proxy to that effect.

     Each director will be elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. Each of the nominees has indicated his willingness to serve, if elected, but if a nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by management.

     The following table sets forth the name and age of each nominee and the positions and offices held by him, his principal occupation and business experience during the past five years, the year of the commencement of his term as a director of the Company, the number of shares of Common Stock of the Company beneficially owned by him on December 8, 1995 and the percentage of all outstanding shares of Common Stock owned by him.


                                                              COMMENCEMENT NUMBER  OF      PERCENTAGE OF
                                                              OF           SHARES          COMMON
             NAME, AGE, PRINCIPAL OCCUPATION                  TERM AS A    BENEFICIALLY    STOCK
                 AND BUSINESS EXPERIENCE                      DIRECTOR     OWNED(1)        OUTSTANDING
----------------------------------------------------------    ------------ ------------    -------------
Thomas Coor...............................................    1983          27,000(2)       *
  Dr. Coor, age 73, is a consultant. Dr. Coor is also a
  director of Aston Inc., a developer of specialty
  biochemicals.
Jerome Goldstein..........................................    1981         690,422(3)      10.2%
  Mr. Goldstein, age 56, is a founder of the Company and
  has been Chairman of the Board of Directors, President,
  Chief Executive Officer and Treasurer since the
  Company's organization in November 1981.
Leslie Goldstein..........................................    1981         330,250(2)(4)    4.9%
  Mr. Goldstein, age 61, has been engaged in investment
  analysis as an associate of SRG Associates since June
  1977. SRG Associates is a division of Fahnestock &
  Company, Inc, a security broker-dealer. Mr. Goldstein is
  the brother of Jerome Goldstein.
Richard L. McIntire.......................................    1982         110,500(2)(5)    1.6%
  Mr. McIntire, age 61, is Chairman of the Board of
  Marketing Information Services, Inc., a developer of
  computer software. He has been the Chairman of Vantage
  Capital Group, an investment and consulting firm, since
  November 1990.
Edward B. Roberts.........................................    1982         109,500(2)(6)    1.6%
  Professor Roberts, age 60, has been Professor at the
  Sloan School at the Massachusetts Institute of
  Technology since 1961. He is a co-founder and the
  Chairman of Pugh-Roberts Associates, Inc., a management
  consulting firm that is now a division of PA Consulting
  Group, Inc. He is also a general partner of Zero Stage
  Capital Management, L.P., a venture capital limited
  partnership.
Roger E. Travis...........................................    1981          32,361(7)       *
  Mr. Travis, age 57, is President of Roger E. Travis
  Associates, a small business consulting firm founded by
  him in 1978.

                                                              COMMENCEMENT  NUMBER OF      PERCENTAGE OF
                                                              OF            SHARES         COMMON
             NAME, AGE, PRINCIPAL OCCUPATION                  TERM AS A     BENEFICIALLY   STOCK
                 AND BUSINESS EXPERIENCE                      DIRECTOR      OWNED(1)       OUTSTANDING
----------------------------------------------------------    ------------  ------------   -------------
George M. Whitesides......................................    1981          74,500(2)      1.1%
  Professor Whitesides, age 56, has been a Professor of
  Chemistry at Harvard University since July 1982. He is a
  director of Dexter Corporation, a manufacturer of
  specialty material products.


---------------

 *  Less than 1%.

(1) Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed.

(2) Includes 14,500 shares issuable under currently exercisable options granted to each non-employee director.

(3) See notes 2 and 3 to the table set forth under the caption "Principal Stockholders."

(4) Includes 21,750 shares held by Leslie Goldstein for the following charitable foundation and trusts: 3,750 shares held by him as Trustee of the Allan Goldstein Children's Trust, 3,000 shares held by him as Trustee for his children and 15,000 shares held by him as Trustee of the Leslie and Roslyn Goldstein Foundation. Includes 1,500 shares, as to which Mr. Goldstein disclaims beneficial ownership, owned by Mr. Goldstein's wife. Does not include 191,206 shares held in certain investment accounts over which Mr. Goldstein exercises limited investment discretion. Mr. Goldstein has relinquished any rights to exercise investment discretion over such shares and accordingly disclaims beneficial ownership of such shares.

(5) Includes 50,600 shares held in joint tenancy with Mr. McIntire's wife.

(6) Includes 34,500 shares held by Dr. Roberts' wife as trustee for their children.

(7) Includes 8,000 shares, as to which Mr. Travis disclaims beneficial ownership of 3,000 shares, held by Mr. Travis as custodian for his children, and includes 7,000 shares issuable under currently exercisable options granted to Mr. Travis in his capacity as a non-employee director.


BOARD AND COMMITTEE MEETINGS

     The Board of Directors met four times during the fiscal year ended September 30, 1995 and each director attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which he then served.

     Jerome Goldstein, Roger Travis and Edward Roberts serve as members of the Audit Committee of the Board of Directors. The Audit Committee oversees generally the financial controls and practices of the Company. The Audit Committee conducted three formal meetings apart from Board of Directors meetings during the 1995 fiscal year.

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY


        The following table sets forth the annual and long-term compensation of each of (i) the Company's Chairman of the Board of Directors, President and Treasurer and (ii) the four other most highly compensated executive officers of the Company who earned more than $100,000 in salary and bonus in fiscal year 1995 (collectively, the "Named Officers") for each of the fiscal years ended September 30, 1995, 1994 and 1993:



                                       SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION
                                                                              AWARDS(2)
                                                ANNUAL           -----------------------------------
                                           COMPENSATION(1)         SECURITIES
                                          ------------------       UNDERLYING           ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR     SALARY($)     OPTIONS/SARS(#)     COMPENSATION($)
----------------------------------------  ----     ---------     ---------------     ---------------
Jerome Goldstein........................  1995      211,102                0            12,875(3)
Chairman of the Board of Directors,       1994      202,075           30,000            10,419(3)
  Chief Executive Officer, President and  1993      193,345                0            37,472(3)
  Treasurer
Lee Josephson, Ph.D.....................  1995      119,232            4,000             2,000(4)
Senior Vice President - Research          1994      113,846            2,000             2,000(4)
                                          1993      109,038                0             2,000(4)
Paula M. Jacobs, Ph.D...................  1995      113,462            4,000             2,000(4)
Vice President - Development              1994      107,549            2,000             2,000(4)
                                          1993      100,603            1,000             2,000(4)
Jerome M. Lewis, Ph.D...................  1995      107,114            4,000             2,000(4)
Vice President - Scientific Operations    1994      102,118            2,000             2,000(4)
                                          1993       97,314                0             2,000(4)
Leonard M. Baum(5)......................  1995      177,234                0             2,000(4)
Vice President - Clinical Development

---------------

(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2) The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during the fiscal years ended September 30, 1995, 1994 and 1993.

(3) Includes $10,875, $8,419 and $35,472 in premiums on a term life insurance policy related to coverage in the fiscal years ended September 30, 1995, 1994 and 1993, respectively, in the event of the death of Mr. Goldstein and his wife to a trust for the benefit of their children and $2,000 in contributions for Mr. Goldstein's benefit to the Company's 401(k) plan.

(4) Represents amount contributed for the benefit of the Named Officers to the Company's 401(k) plan.

(5) Mr. Baum joined the Company in October 1994.


OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth grants to the Named Officers of stock options during the fiscal year ended September 30, 1995:

                                 OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL
                                                                                       REALIZABLE
                                                                                    VALUE AT ASSUMED
                                            INDIVIDUAL GRANTS                         ANNUAL RATES
                         -------------------------------------------------------        OF STOCK
                            NUMBER       PERCENT OF                                      PRICE
                         OF SECURITIES      TOTAL                                     APPRECIATION
                          UNDERLYING    OPTIONS/SARS                                   FOR OPTION
                         OPTIONS/SARS    GRANTED TO      EXERCISE                       TERM(2)
                            GRANTED     EMPLOYEES IN       PRICE      EXPIRATION    ----------------
          NAME              (#)(1)       FISCAL YEAR   ($/SHARE)(1)      DATE       5%($)    10%($)
          ----           -------------  ------------   ------------   ----------    ------   -------
Lee Josephson, Ph.D......    2,000          5.7%          14.875       11/09/04     48,456    77,163
                             2,000          3.9%          22.00        08/01/05     71,666   114,118

Paula M. Jacobs, Ph.D....    2,000          5.7%          14.875       11/09/04     48,456    77,163
                             2,000          3.9%          22.00        08/01/05     71,666   114,118

Jerome M. Lewis, Ph.D....    2,000          5.7%          14.875       11/09/04     48,456    77,163
                             2,000          3.9%          22.00        08/01/95     71,666   114,118

---------------

(1) Stock options were granted under the Company's 1993 Stock Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options have a term of ten years from the date of grant and become exercisable as to 25% of the shares covered on each of the first four anniversaries of the date of grant until such options are fully exercisable thereafter.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.



OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information as to the Named Officers with respect to options to purchase the Company's Common Stock held by each Named
Officer, including (i) the number of shares of Common Stock purchased upon exercise of options in fiscal 1995, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at September 30, 1995 and (iv) the value of such unexercised options at September 30, 1995:

                            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                       SEPTEMBER 30, 1995 OPTION VALUES

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS/SARS AT      IN-THE-MONEY OPTIONS/SARS AT
                             SHARES       VALUE         SEPTEMBER 30, 1995(#)           SEPTEMBER 30, 1995($)(2)
                           ACQUIRED ON   REALIZED   ------------------------------   ------------------------------
          NAME             EXERCISE(#)    ($)(1)    EXERCISABLE      UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
-------------------------  -----------   --------   -----------      -------------   -----------      -------------
Jerome Goldstein.........     --           --           7,500            22,500         78,550           237,022
Lee Josephson, Ph.D......     --           --           6,500             5,500         78,813            49,688
Paula M. Jacobs, Ph.D....     2,718       47,631       11,500             6,500        209,088            81,000
Jerome M. Lewis, Ph.D....     3,000       37,923        8,940             6,000        147,740            56,625
Leonard M. Baum..........     --           --           5,000            15,000         46,895           140,625

---------------

(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Officers but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. The Named Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Value is based on the difference between the option exercise price and the fair market value at September 30, 1995 ($25.75 per share as quoted on the American Stock Exchange) multiplied by the number of shares underlying the option.

          REPORT ON EXECUTIVE COMPENSATION BY THE BOARD OF DIRECTORS

To Our Stockholders:

     The Board of Directors of the Company is responsible for establishing and administering the Company's executive compensation programs. The Company's executive compensation policies rely on regular cash salaries and significant equity incentives in the form of stock options.

     Salaries of the five highest paid executives are listed on the Executive Compensation Summary table found on page 5. On an annual basis, the Board reviews these salaries and, while it is not required to, it may in its discretion increase the salaries. The Board has typically adjusted each of its executives' compensation by the same percentage amount. The amount of the annual increases has historically reflected the Board's subjective assessment of the salary level necessary for the Company to remain at the approximate median in compensation levels when compared to other biopharmaceutical companies of comparable size and geographical location (which together comprise a subset of the Company's Peer Group Index referred to in the Performance Graph below), and the Board's subjective judgment as to Company performance. In fiscal 1995, the Board determined the Company's performance primarily by reference to the progress of the Company's clinical trials and product development efforts. The Board determined to grant the Named Officers the compensation disclosed in the Executive Compensation Summary table found on page 5.

     In order to align the interests of executives and other employees with stockholders and motivate them to work for the long-term growth of the Company, the Company provides significant stock option grants to its employees. Executives are typically considered every two years for stock option grants, and it is the Company's policy to weight total compensation heavily toward equity compensation through stock options. Options are generally granted at fair market value and become exercisable ratably over a four year period. The actual number of stock options granted to executives is not determined pursuant to any formula, but rather they are awarded subjectively by the Board in its discretion.

COMPANY PERFORMANCE AND CEO COMPENSATION

     The compensation of the Chief Executive Officer has typically been adjusted annually by the same percentage as the average percentage increase for all the Company's employees. In exercising its discretion, the Board takes into consideration, among other things, the Company's progress in achieving the goals of the Board of Directors (focusing in recent periods on the Company's product development and clinical trial progress), and the compensation packages of executive officers of comparable companies of similar size in the biopharmaceutical industry.

     As a result of the Company's performance and his individual contribution, Jerome Goldstein was awarded the amounts reflected in the Executive Compensation Summary table on page 5 in fiscal 1995.

Members of the Board of Directors:

            Thomas Coor                         Edward B. Roberts
            Jerome Goldstein                    Roger E. Travis
            Leslie Goldstein                    George M. Whitesides
            Richard L. McIntire

COMPENSATION OF DIRECTORS

     During the fiscal year ended September 30, 1995, directors received no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings.

     Under the terms of the 1992 Director Plan, each person who was a member of the Company's Board of Directors on November 5, 1991, and who was not an employee or an officer of the Company, was automatically granted on such date an option to purchase 5,000 shares of the Company's Common Stock, and will receive an option to purchase an additional 5,000 shares on each successive fifth anniversary of November 5, 1991 if he or she is then a member of the Board of Directors. The exercise price of options granted under the 1992 Director Plan is the fair market value of the Company's Common Stock on the date the option is granted (subject to adjustment for any dividend, stock split or other relevant change in the Company's capitalization). Each option granted under the 1992 Director Plan first becomes exercisable with respect to 20% of the shares subject to such option on the day preceding each annual anniversary of the date of grant, until the option is exercisable with respect to all of the shares subject thereto.

     Under the terms of the 1993 Director Plan, each person who was a member of the Company's Board of Directors on November 10, 1992, and who was not an employee or an officer of the Company, was automatically granted on such date an option to purchase 5,000 shares of the Company's Common Stock, and will receive an option to purchase an additional 5,000 shares on each successive sixth anniversary of November 10, 1992 if he or she is then a member of the Board of Directors. The exercise price of options granted under the 1993 Director Plan is the fair market value of the Company's Common Stock on the date the option is granted (subject to adjustment for any dividend, stock split or other relevant change in the Company's capitalization). Each option granted under the 1993 Director Plan first becomes exercisable with respect to 20% of the shares subject to such option on the day preceding each annual anniversary of the date of grant, until the option is exercisable with respect to all of the shares subject thereto.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company does not have a Compensation Committee. The Board of Directors was responsible for determining compensation of executive officers of the Company. During the fiscal year ended September 30, 1995, Jerome Goldstein, the Company's Chairman of the Board of Directors, President, Chief Executive Officer and Treasurer, participated in the establishment and administration of the Company's executive compensation programs. Mr. Goldstein abstained from voting with respect to decisions concerning his compensation as an executive officer of the Company.

                           STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended September 30, 1995 with the cumulative total return on the American Stock Exchange Market Value Index and the Company's Peer Group based on SIC Code 2835 (in vitro and in vivo diagnostic substances). The comparison assumes $100 was invested on September 28, 1990 in the Company's Common Stock in the American Stock Exchange Market Value Index and with the Company's Peer Group and assumes reinvestment of dividends, if any.


      Measurement Period          Advanced
    (Fiscal Year Covered)       Magnetics, Inc.  Industry Index   Broad Market
    ---------------------       ---------------  --------------   ------------
1990                                100.00           100.00          100.00
1991                                253.72           218.97          119.92
1992                                174.91           130.53          125.15
1993                                199.90           149.72          146.91
1994                                251.80           138.45          149.73
1995                                395.95           199.55          180.41

     The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, a source the Company believes is reliable. However, the Company is not responsible for any errors or omissions in such information.

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by the stockholders, the Board of Directors has selected the firm of Coopers and Lybrand L.L.P., as the Company's independent accountants for the 1996 fiscal year. Coopers & Lybrand L.L.P. has served as the Company's independent accountants since the Company's inception. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders. The Board of Directors recommends a vote FOR the ratification of this selection.

                                OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal office in Cambridge, Massachusetts not later than August 30, 1996 for inclusion in the proxy statement for that meeting.

                                           By Order of the Board of Directors

                                                   MARLENE KAPLAN GOLDSTEIN,
                                                           secretary

December 28, 1995



     THE BOARD OF DIRECTORS WELCOMES STOCKHOLDERS WHO WISH TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                           ADVANCED MAGNETICS, INC.
                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FEBRUARY 6, 1996
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
R       The undersigned, revoking all prior proxies, hereby appoint(s) Jerome
O   Goldstein and Edward B. Roberts, and each of them, with full power of
X   substitution, as proxies to represent and vote as designated herein, all
Y shares of stock of Advanced Magnetics, Inc. ("the Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 61 Mooney Street, Cambridge, Massachusetts 02138, on Tuesday, February 6, 1996 at 10:00 a.m., local time, and at any adjournment thereof.

        IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE PROPOSAL IN ITEM 2, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 3. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.
                                                                 -------------
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
                                                                     SIDE
                                                                 -------------




                           ADVANCED MAGNETICS, INC.
                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FEBRUARY 6, 1996
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
R       The undersigned, revoking all prior proxies, hereby appoint(s) Jerome
O   Goldstein and Edward B. Roberts, and each of them, with full power of
X   substitution, as proxies to represent and vote as designated herein, all
Y shares of stock of Advanced Magnetics, Inc. ("the Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 61 Mooney Street, Cambridge, Massachusetts 02138, on Tuesday, February 6, 1996 at 10:00 a.m., local time, and at any adjournment thereof.

        IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE PROPOSAL IN ITEM 2, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 3. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.
                                                                 -------------
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
                                                                     SIDE
                                                                 -------------

/X/  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.


1.  To Elect Directors.                                      2.  To ratify the selection of        FOR   AGAINST   ABSTAIN
                                                                 Coopers and Lybrand LLP as the   /  /    /  /      /  /
NOMINEES:       Thomas Coor, Jermone Goldstein, Leslie           accountants for the fiscal year
Goldstein, Richard L McIntire, Edward B Roberts, Roger           ending September 30, 1996
E. Travis and George M. Whitesides
                                                             3.  To transact such other business as may properly come
               FOR        WITHHELD                               before the Meeting.
              /  /         /  /
                                                                 MARK HERE                 MARK HERE IF
                                                                FOR ADDRESS   /  /         YOU PLAN TO    /  /
                                                                 CHANGE AND                 ATTEND THE
                                                                NOTE AT LEFT                 MEETING
/  /
-----------------------------------------
   For all nominees expect as noted above                    Sign as name appears.  Joint owners must both sign.  Attorney, executor, administrator, trustee or guardian must give title.
                                                             A corporation or partnership must sign in its name by
                                                             authorized person.

                                                             Signature:                                 Date:
                                                                        -------------------------------       -------------
                                                             Signature:                                 Date:
                                                                        -------------------------------       -------------
